CONSENT OF INDEPENDENT AUDITORS

                        ______________


We consent to the incorporation by reference in the Registration Statements of GFS Bancorp, Inc. and Subsidiary on Form S-8 (SEC File Nos. 33-84814 and 333-24157) of our report dated July 19, 1995, which report is incorporated by reference in the Annual Report on Form 10-KSB of GFS Bancorp, Inc. and Subsidiary for the year ended June 30, 1996.



/s/ VROMAN, MCGOWEN, HURST, CLARK & SMITH, P.C.

Des Moines, Iowa
April 29, 1997